UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 22, 2014

Xenonics Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-32469	84-1433854
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3186 Lionshead Avenue Carlsbad, California	92010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (760) 477-8900

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 10, 2014, Xenonics Holdings, Inc. (the “Company”), closed the initial round in the aggregate sum of $90,000 of a private placement by the Company of Secured Convertibles Notes (“Notes”) pursuant to Subscription Agreements (the “Subscription Agreements”) entered into by the Company with each of the accredited investors identified therein. The final closing of the private placement occurred on September 10, 2014. A total of $981,000 of gross proceeds was raised in the Company’s private placement of secured convertible notes (including $100,000 raised in May 2014, as described below). Sandlapper Securities LLC (“Sandlapper”) served as the placement agent for $343,000 of such notes (the “Sandlapper Notes”) issued between July 10, 2014 and September 10, 2014. The balance of the $981,000 of gross proceeds from the sale of the notes was raised on the Company’s behalf by officers and directors of the Company (the “Company Notes”).

Sandlapper Notes

The Notes bear simple interest at the rate of 13% per annum and mature three years following the date of issuance. The Notes (i) rank pari passu with all other prior secured indebtedness of the Company (“Prior Indebtedness”) and senior to all unsecured indebtedness of the Company, and (ii) are convertible at the option of the holder thereof into shares of the Company’s common stock (the “Conversion Shares”) at the conversion rate of $0.07 per share (subject to adjustment in the event of, among other specified events, stock splits, stock dividends and reclassifications) (the “Conversion Rate”). The number of Conversion Shares issuable upon conversion of the Notes will be determined by dividing the part of the principal amount of the Notes to be converted, plus the accrued but unpaid interest thereon, by the Conversion Rate in effect on the date of conversion. The Company may redeem all or a portion of each Note at any time between the first and second anniversary of the date of issuance of such Note at 110% of the principal amount of the Note, plus accrued and unpaid interest, provided that the holder of the Note has the option to convert the principal and unpaid interest of its Note into common stock of the Company upon receipt of any redemption notice from the Company. Following the second anniversary of the issue date of a Note, the Company may redeem the Note without penalty.

Additionally, pursuant to the Notes, for so long as any portion of the principal or interest on the Notes is due and payable, the Company agreed to not take any of the following actions, among others, without the prior written consent of the holders of at least 51% of the outstanding principal amount of the Sandlapper Notes:

•	Sell voting stock of the Company in any transaction resulting in the holders of the voting securities of the Company outstanding immediately prior to such transaction owning less than a majority of the total voting power of the Company;

•	Sell, lease, exclusively license, assign, transfer, convey or otherwise dispose of (i) all or substantially all of the Company’s assets, except to a direct or indirect wholly-owned subsidiary of the Company, (ii) any capital stock or limited liability interests of any direct or indirect subsidiary of the Company, or (iii) any profits, losses, dividends or distributions of any kind of the Company or any direct or indirect subsidiary;

•	Acquire or dispose of any business or assets, except in the ordinary course of business or the sale of inventory on an arms-length basis;

•	Liquidate, dissolve or wind-up the business and affairs of the Company or any direct or indirect subsidiary of the Company;

•	Make any capital expenditure of the Company exceeding $50,000 individually or $150,000 in the aggregate which is not for the benefit of the Company;

•	Enter into any agreement or arrangement to incur any indebtedness other than the Notes or unsecured debt;

•	Enter into any agreement or arrangement that would result in the creation of any lien or encumbrance on any of the assets of the Company or any direct or indirect subsidiary;

•	Redeem, purchase for cancellation or otherwise retire or pay off any of the Company’s outstanding securities other than the Notes;

•	Declare or pay any dividends or make any distribution, whether in cash, in shares of stock, limited liability interests, or otherwise on any of the Company’s outstanding securities other than the Notes;

•	Alter, modify or amend the terms of employment or compensation to the Chairman of the Board of Directors or Chief Executive Officer of the Company, except if such alteration, amendment or modification is to reduce or terminate the terms of such employment;

•	Enter into any transaction, or make any amendment thereto, with any director or officer of the Company, or any immediate family member or affiliate of any director or officer of the Company; and

•	Use all or any portion of the proceeds of the issuance of the Notes to pay any fees to affiliates of the Company, except as described in the Subscription Agreement.

The payment obligations under the Notes may be accelerated upon certain events of default, including any uncured material breach of the Notes, bankruptcy, the existence of an event of default of the Company on any obligation for the payment of borrowed money in excess of $50,000 individually, or $150,000 in the aggregate, subject to exceptions, or the entry of a judgment against the Company that (i) exceeds by more than $50,000 any insurance coverage applicable thereto, or (ii) would be reasonably likely to have a material adverse effect (as defined) on the Company.

The May 2014 Notes (as defined under Item 3.02, below) and the Company Notes include the same $0.07 conversion rate and three-year term as the Sandlapper Notes, and are also secured by the Company’s assets, but such notes do not contain the above covenants of the Company or any other provisions protecting the interests of the note holders that are contained in the Sandlapper Notes.

Alan Magerman, the Chairman of the Board of Directors and Chief Executive Officer of the Company, and Jeffrey Kennedy, the President and Chief Operating Officer of the Company, each purchased a Company Note in the principal amount of $50,000.

Security Agreement

The Notes are secured by a first priority lien and security interest on the Company’s assets, pursuant to a Security Agreement entered into by the Company and purchasers of Notes (the “Security Agreement”).

Intercreditor Agreement

The Company entered into an intercreditor agreement (“Intercreditor Agreement”), effective as of July 10, 2014, with holders (the “Other Secured Parties”) of Prior Indebtedness and Sandlapper, on behalf of purchasers of Sandlapper Notes (the “Sandlapper Parties”). Under the Intercreditor Agreement, among other things, the Other Secured Parties agreed to not take any action with respect to the Prior Indebtedness without the written consent of holders of at least 75% of the outstanding aggregate principal amount owed to the Other Secured Parties and the Sandlapper Parties acting as a single class. Additionally, under the Intercreditor Agreement, so long as the Company (i) remains current in its interest payments to the Sandlapper Parties, the Company may pay interest to the Other Secured Parties under the Prior Indebtedness, and (ii) generates (a) at least $1,000,000 of revenue during any fiscal quarter of the Company, and (b) positive EBITDA during such quarter, the Company may, in its discretion, pay down the principal balance under the Prior Indebtedness within 45 days after the end of any such quarter in an amount not to exceed 25% of such positive EBITDA on a cumulative basis; provided, however, that (i) no principal payments may be made unless the Company has “free cash” (as defined) of at least $200,000, and (ii) no proceeds of the private placement may be used to make any of the foregoing interest and principal payments.

In connection with the foregoing private placement of notes other than the Company Notes, the Company paid to Sandlapper aggregate commissions of $39,870 and $15,000 for expenses. Additionally, the Company issued to Sandlapper five-year Warrants (the “Sandlapper Warrants”) to purchase up to 1,582,143 shares of common stock of the Company at an exercise price of $0.12 per share. The Sandlapper Warrants may be exercised in a cashless exercise.

Transaction Documents

The Subscription Agreement, the Notes and, the Security Agreement contain ordinary and customary provisions for agreements of this nature, such as representations, warranties, covenants, and indemnification obligations, as applicable. The foregoing descriptions of such documents do not purport to describe all of the terms and provisions thereof and are qualified in their entirety by reference to the form of Subscription Agreement, the form of Note, the form of Security Agreement and the Company Note, which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The disclosures set forth in Item 1.01 of this Current Report on Form 8-K with respect to the secured convertible notes issued by the Company in the private placements are hereby incorporated by reference into this Item 2.03.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

The disclosures set forth in Item 1.01 of this Current Report on Form 8-K are hereby incorporated by reference into this Item 3.02.

On May 12, 2014 and May 22, 2014, the Company issued and sold to accredited investors secured convertible notes of the Company in an aggregate principal amount of $100,000 (the “May 2014 Notes”). From July 10, 2014, 2014 through September 10, 2014, the Company issued and sold to other accredited investors secured convertible notes of the Company in an aggregate principal amount of $881,000. As described in Item 1.01, above, the notes are convertible at the option of the holder thereof into shares of the Company’s common stock at a conversion rate of $0.07 per share. Additionally, the Company issued the Sandlapper Warrants to Sandlapper to purchase up to 1,582,143 shares of common stock of the Company.

The securities described in this Item 3.02 were not registered under the Securities Act of 1933, as amended (the “Act”), in reliance upon the exemption from registration contained in Section 4(2) of the Act and Regulation D promulgated thereunder. The investors in the private placement represented in writing that they were accredited investors and acquired the securities for their own accounts for investment purposes. A legend will be placed on the common stock issuable upon conversion of the secured convertible notes of the Company, on the Sandlapper Warrants, and on the common stock issuable upon the exercise of the Sandlapper Warrants stating that the securities have not been registered under the Act and cannot be sold or otherwise transferred without registration or an exemption therefrom.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description

10.1	Form of Subscription Agreement entered into by the Company and investors between July 10, 2014 and September 10, 2014.

10.2	Form of Secured Convertible Note issued by the Company to investors under the Subscription Agreement.

10.3	Form of Security Agreement between the Company and investors under the Subscription Agreement.

10.4	Form of Company Note.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XENONICS HOLDINGS, INC.

September 16, 2014	By:	/s/ Richard S. Kay
Name: Richard S. Kay